EX-99.(h)(39)

EXECUTION

AMENDMENT

TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment (“Amendment”) is made as of the day of July 12, 2019, by and between each of Goldman Sachs Trust, Goldman Sachs Variable Insurance Trust (each, the “Trust”), Goldman Sachs ETF Trust (“GSETF”), separately and not jointly, and THE BANK OF NEW YORK MELLON (“BNY Mellon”). GSETF and each Trust are referred to collectively herein as the “Trusts”.

BACKGROUND:

A.

BNY Mellon and the Trusts are parties to a Fund Administration and Accounting Agreement dated as of April 5, 2011, as amended to date (the “Agreement”), relating to BNY Mellon’s provision of services to the Trusts and each series listed on Exhibit A to the Agreement, as such Exhibit A may be amended from time to time (each a “Fund”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Schedule I to the Agreement is hereby amended as follows:

(a)	the references to “Form N-SAR” and “Form N-Q” in item number 1 are hereby deleted and replaced with “Form N-CEN” and “Form N-PORT”, respectively.

(b)	The following services are hereby added:

•	Prepare mutually agreed upon schedules for the quarterly CPO-PQR reporting within a mutually agreed upon timeframe following the quarter end;+

•	Calculate Fund approved income and per share amounts required for periodic distributions to be made by the applicable Fund;+

+	Applicable solely to the ‘40 Act Equity Funds so identified on Exhibit A to the Agreement.”

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

3.	Miscellaneous.

(a)

Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)

The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

[The signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

GOLDMAN SACHS TRUST
On behalf of each of its Funds identified on
Exhibit A attached hereto

By:	/s/ Levee Brooks
Name: Levee Brooks
Title: Vice President

GOLDMAN SACHS VARIABLE INSURANCE TRUST
On behalf of each of its Funds identified on
Exhibit A attached hereto

By:	/s/ Levee Brooks
Name: Levee Brooks
Title: Vice President

GOLDMAN SACHS ETF TRUST
On behalf of each of its Funds identified on
Exhibit A attached hereto

By:	/s/ Levee Brooks
Name: Levee Brooks
Title: Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Robert Snyder
Name: Robert Snyder
Title: Managing Director

EXHIBIT A

(Amended and Restated as of July 12, 2019)

Goldman Sachs Access Emerging Markets Local Currency Bond ETF*

Goldman Sachs Access Emerging Markets USD Bond ETF

Goldman Sachs Access High Yield Corporate Bond ETF

Goldman Sachs Access Investment Grade Corporate Bond ETF

Goldman Sachs Access Inflation Protected USD Bond ETF

Goldman Sachs Access Treasury 0-1 Year ETF

(formerly, Goldman Sachs TreasuryAccess 0-1 Year ETF)

Goldman Sachs ActiveBeta® Emerging Markets Equity ETF

Goldman Sachs ActiveBeta® Europe Equity ETF

Goldman Sachs ActiveBeta® International Equity ETF

Goldman Sachs ActiveBeta® Japan Equity ETF

Goldman Sachs ActiveBeta® U.S. Large Cap Equity ETF

Goldman Sachs ActiveBeta® U.S. Small Cap Equity ETF

Goldman Sachs Equal Weight U.S. Large Cap Equity ETF

Goldman Sachs Equity Long Short Hedge Tracker ETF

Goldman Sachs Eurozone Banks ETF**

Goldman Sachs Event Driven Hedge Tracker ETF

Goldman Sachs Financial Square Federal Instruments Fund

Goldman Sachs Financial Square Government Fund

Goldman Sachs Financial Square Money Market Fund

Goldman Sachs Financial Square Prime Obligations Fund

Goldman Sachs Financial Square Treasury Instruments Fund

Goldman Sachs Financial Square Treasury Obligations Fund

Goldman Sachs Financial Square Treasury Solutions Fund

Goldman Sachs Motif Data-Driven World ETF

Goldman Sachs Motif Finance Reimagined ETF

Goldman Sachs Motif Human Evolution ETF

Goldman Sachs Motif Manufacturing Revolution ETF

Goldman Sachs Motif New Age Consumer ETF

Goldman Sachs Hedge Industry VIP ETF

Goldman Sachs Investor Money Market Fund

Goldman Sachs Investor Tax-Exempt Money Market Fund

Goldman Sachs JUST U.S. Large Cap Equity ETF

Goldman Sachs Macro Hedge Tracker ETF

Goldman Sachs Multi-Strategy Hedge Tracker ETF

Goldman Sachs Relative Value Hedge Tracker ETF

Goldman Sachs Ultra Short Bond ETF

Goldman Sachs Variable Insurance Trust - Goldman Sachs Government Money Market Fund

‘40 Act Equity Funds1

Goldman Sachs Global Infrastructure**

Goldman Sachs Large Cap Growth Insights**

Goldman Sachs U.S. Equity Insights**

Goldman Sachs Small Cap Growth Insights**

Goldman Sachs Small Cap Equity Insights**

Goldman Sachs Large Cap Value Insights**

Goldman Sachs Small Cap Value Insights**

Goldman Sachs Small Cap Growth Fund****

Goldman Sachs Small Cap Value***

Goldman Sachs Small/Mid Cap Growth***

Goldman Sachs Growth Opportunitie:,***

Goldman Sachs Mid Cap Value***

Goldman Sachs Capital Growth***

Goldman Sachs Large Cap Value***

Goldman Sachs Technology Opportunities***

Goldman Sachs Equity Income***

Goldman Sachs Strategic Growth***

Goldman Sachs Concentrated Growth***

Goldman Sachs Small/Mid Cap Value***

Goldman Sachs Flexible Cap***

Goldman Sachs Blue Chip***

Goldman Sachs Focused Value***

*	The Fund has an effective registration statement but has not yet commenced operations.
**	As of conversion on August 12, 2019.
***	As of conversion on September 3, 2019.
****	The Fund has not yet commenced operations.

[1]

BNY shall provide the services set forth in Schedules I and II to the Agreement with the following exceptions: item number 2 of Schedule I (i.e., “Provide monthly and weekly, or as mutually agreed by the parties, portfolio holdings information and other information required to be posted on the Fund’s website pursuant to Rule 2a-7(c)(l2) under the 1940 Act”) and section II of Schedule II to the Agreement. For clarity, Schedules III and IV to the Agreement do not apply.